Exhibit 99.1

MEMORANDUM OF UNDERSTANDING

The undersigned parties (the “Parties”) to the action captioned In Re Symyx Technologies, Inc. Shareholder Litigation, Case No. 1-10-CV-16862 (and consolidated actions) (the “Action”) now pending in the Superior Court of the State of California, County of Santa Clara (the “Court”), by their respective attorneys, have reached an agreement in principle providing for the settlement of the Action on the terms and subject to the conditions set forth below.

WHEREAS, on April 5, 2010, Symyx Technologies, Inc. (“Symyx” or the “Company”) announced that it had signed a definitive agreement to be acquired by Accelrys, Inc. (“Accelrys”) and Alto Merger Sub, Inc. (“Alto”) in a merger transaction (the “Merger Agreement”).  Under the terms of the Merger Agreement, Symyx will merge with and into Alto and holders of Symyx common stock will receive Accelrys stock using an exchange ratio of 0.7802 of a share of Accelrys common stock for each outstanding share of Symyx (the “Merger”);

WHEREAS, on various dates in April 2010 (the first such date being April 7, 2010), four individual stockholders of Symyx filed a series of putative class action complaints, on behalf of all holders of Symyx common stock, other than Defendants and their affiliates, which were subsequently consolidated into the Action;

WHEREAS on May 5, 2010, in connection with a proposed meeting of its stockholders to consider and vote upon a proposal to approve and adopt the Merger Agreement, Accelrys filed a preliminary registration statement (S-4) (the “Preliminary Registration Statement”) with the United States Securities and Exchange Commission (“SEC”), which indicated that Symyx’s board of directors approved the Merger Agreement;

WHEREAS, the Preliminary Registration Statement also contained a discussion of the background of the Merger Agreement and the reasons the board of directors of Symyx recommended that stockholders vote in favor of the Merger and sought stockholder approval for the Merger;

WHEREAS, on May 18, Accelrys filed Amendment 1 to the Form-S-4 Registration Statement (S-4A) (the “Definitive Registration Statement”), which remains the operative registration statement on file and which has been amended by subsequent filings of 8-Ks by Symyx, which are incorporated into the Definitive Registration Statement in accordance with the terms thereof;

WHEREAS, the Definitive Registration Statement also contained a discussion of the background of the Merger Agreement and the reasons the board of directors of Symyx recommended that stockholders vote in favor of the Merger and sought stockholder approval for the Merger;

WHEREAS, the four stockholder complaints that were filed during April with respect to the Merger were consolidated in this Action pursuant to the Consolidated Complaint Based Upon Self-Dealing and Breach of Fiduciary Duty (“Complaint”), which was filed on May 20, 2010;

WHEREAS, the Complaint sought relief against Symyx, as well as against the members of Symyx’s board of directors (the “Board”), certain officers of Symyx (together, the “Individual Defendants”), and Accelrys and Alto (together, with Symyx and Individual Defendants, the “Defendants”);

WHEREAS, the Complaint challenged, inter alia, the Merger and the Merger Agreement, including, but not limited to, the Company’s disclosures in the Definitive Registration Statement and the terms of the Merger Agreement, and alleged that the Board had breached its fiduciary duties in connection therewith.  Specifically, the Complaint alleged, inter alia, that 1) the divesture of HPR, the process, events and negotiations leading to the Merger Agreement and Merger, as well as the background information of the Merger omitted material information in the Definitive Registration Statement, and 2) the Definitive Registration Statement omitted material information with respect to the financial analyses and its key inputs, including the analyses conducted by Symyx’s financial advisors, UBS Securities, LLC (“UBS”).

WHEREAS, the Complaint further alleged, inter alia, that by reason of Defendants’ actions, Plaintiffs and the Class members had suffered and would suffer irreparable harm for which they had no adequate remedy at law, and requested that the Court grant appropriate relief for such alleged harm;

WHEREAS, on or about May 19, 2010, Plaintiffs served their First Request for Production of Documents to Accelrys and their First Request for Production of Documents to Symyx and to the Individual Defendants (the “Document Requests”);

WHEREAS, shortly after the filing of the Complaint, counsel for Plaintiffs sent a letter to counsel for Defendants seeking to meet and confer regarding Plaintiffs’ request for expedited discovery, including the production of specified categories of documents, and depositions of representatives of the parties and of Symyx’s financial advisor, UBS;

WHEREAS, Plaintiffs drafted an ex-parte application for expedited discovery and proceedings and were prepared to file it should it become necessary;

WHEREAS, during late May and into June 2010, the Parties negotiated and agreed upon a Stipulation And [Proposed] Confidentiality Agreement And Order to govern the parties’ production of confidential non-public documents and information in this Action;

WHEREAS, during May and June 2010, the Parties continued to negotiate with respect to a plan governing expedited discovery and proceedings in this Action;

WHEREAS, beginning on May 25, 2010, Defendants began producing certain confidential and non-public documents to Plaintiffs’ counsel relating to the Merger, including, among other things, minutes from meetings of Symyx’s board of directors and presentation materials prepared by UBS;

WHEREAS, during June 2010, Plaintiffs’ counsel has taken (and Defendants have defended) three depositions: Rex Jackson (Symyx EVP and CFO), Michael Piraino (Accelrys Sr. VP and CFO) and Marc-Anthony Hourihan (team leader for Symyx’s banker, UBS, on this transaction);

WHEREAS, on June 17, 2010, Plaintiffs produced confidential documents pursuant to the agreed upon discovery and scheduling stipulation;

WHEREAS, on June 17, 2010, Plaintiff Jason Price moved to withdraw as a Plaintiff in these consolidated proceedings;

WHEREAS, on June 17, 2010, Plaintiffs filed their motion and memorandum of law in support of a Preliminary Injunction;

WHEREAS, on June 18, 2010, Symyx’s counsel took (and Plaintiffs’ counsel defended) two depositions: Matthew Curtis (Plaintiffs’ expert) and Alfred Joseph (one of the named plaintiffs);

WHEREAS between late May and throughout June 2010, counsel for Symyx and the Individual Defendants and counsel for Plaintiffs engaged in good faith discussions with regard to the possible settlement of the Action, which discussions included comments by Plaintiffs’ counsel that precipitated the proposed disclosure of additional information in the Form 8-K, attached hereto as Exhibit A;

WHEREAS, after extensive arm’s-length negotiations, the Parties reached an agreement in principle concerning the proposed settlement of the Action, which is set forth in this Memorandum of Understanding (“MOU”).  Because counsel for the Parties have concluded that the terms contained in this MOU are fair and adequate to both the Company and its stockholders and that it is reasonable to pursue a settlement of the Action based upon the procedures outlined herein and the benefits and protections offered herein, the parties wish to document their agreement in principle in this MOU;

WHEREAS, Defendants have denied, and continue to deny, that they have committed or aided and abetted in the commission of any violation of law or engaged in any wrongful acts, whether alleged in this Action or otherwise.  Defendants are entering into this MOU because settlement of this Action would eliminate the burden and expense of further litigation and would put the claims to be released hereby to rest finally and forever;

WHEREAS, all Parties recognize the time and expense that would be incurred by further litigation in this matter and the uncertainties inherent in such litigation;

WHEREAS, Plaintiffs’ counsel has determined that a settlement of the Action in principle on the terms reflected in this MOU (the “Settlement”) is fair, reasonable and adequate and in the best interests of Symyx’s stockholders; and

WHEREAS, the Parties to this MOU have reached an agreement in principle providing for the settlement of the Action on the following terms:

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by and among the parties hereto:

1.             In settlement of the Action, subject to the additional conditions, terms and limitations described herein, the parties agree in principle as follows:

(a)           The Defendants caused Symyx to agree to make supplemental disclosures (the “Supplemental Disclosures”) to be contained in the Form 8-K, annexed hereto as Exhibit A, which Symyx will file with the SEC on or about June 23, 2010.

(b)            Plaintiffs agree that the Supplemental Disclosures shall be made through a Form 8-K, as set forth above.  Plaintiffs and putative class members will not contend that any further disclosure is required.

2.             Defendants acknowledge that the pendency and prosecution of the Action, Defendants’ desire to settle the Action, and communications from Plaintiffs’ counsel were the cause of Defendants’ making the Supplemental Disclosures referred to in paragraph 1.  Defendants make no admission that the Supplemental Disclosures referred to in paragraph 1 are material.

3.             Defendants acknowledge that, throughout the period in which the Plaintiffs’ various lawsuits have been pending, the Symyx board has been aware of such lawsuits, including during the period in which the various offers by third parties were received and reviewed by the board and its advisors; Counsel for Plaintiffs has advised Defendants that, if an offer that increases the consideration to be provided to Symyx stockholders is made to and accepted by Symyx, such an increase in price would address Plaintiffs’ allegations in the Complaint with respect to pricing of the transaction.

4.             Plaintiffs acknowledge and agree that the Parties to the Merger Agreement may negotiate other and further amendments or modifications to the Merger Agreement prior to the effective date of the Merger to facilitate the consummation of the Merger.  Plaintiffs agree that they will not challenge or object to any such amendments or modifications so long as they are not inconsistent with the fairness of the Settlement as referenced in this MOU and the Supplemental Disclosures referred to in paragraph 1 above and do not materially change the terms of the Merger consideration in a manner that is adverse to Symyx stockholders.

5.             Symyx will bear the cost and administrative responsibility of notice to the class members in connection with the settlement of the Action and the settlement hearing and will consult with Plaintiffs’ counsel prior to hiring a notice administrator.

6.             Subject to reasonable confirmatory discovery to be negotiated in good faith among the Parties, the Parties will negotiate in good faith and use their reasonable best efforts to agree upon, execute and present to the Court an appropriate stipulation of settlement (the “Stipulation”) and such other documentation as may be required in order to obtain Final Approval of the Settlement (as defined in paragraph 8 herein) and the dismissal with prejudice of the Action upon the terms set forth in this MOU.  The Stipulation will expressly provide, inter alia:

(a)           for certification, for settlement purposes only, pursuant to California Rules of Civil Procedure, § 382 and Cal. Civ. Code §1781 of a non-opt out class consisting of all persons (other than Defendants, Symyx’s and Accelrys’s directors and executive officers, members of the immediate families of the Defendants, and their heirs and assigns) who owned common stock of the Company at any time from and including April 5, 2010, through and including the effective date of the Merger, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, or any person or entity acting for or on behalf of, or claiming under any of them, and each of them (the “Class”);

(b)           for entry of a judgment dismissing the Action with prejudice and, except as set forth in paragraphs  5 and 7, without costs to any party;

(c)           for the complete discharge, dismissal with prejudice on the merits, settlement and release of, and, an injunction barring, any and all claims, demands, rights, actions or causes of action, rights, liabilities, damages, losses, obligations, judgments, suits, matters and issues of any kind or nature whatsoever, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, that have been or could have been asserted in the Action or in any court, tribunal or proceeding (including, but not limited to, any claims arising under federal or state law, including claims relating to alleged fraud, breach of any duty, negligence or violation of federal or state securities laws) by or on behalf of the Plaintiffs in the Action and any and all of the members of the Class (and Plaintiffs’ and Class members’ present or past heirs, executors, estates, administrators, predecessors, successors, assigns, parents, subsidiaries, associates, affiliates, employers, employees, agents, consultants, insurers, directors, managing directors, officers, partners, principals, members, attorneys, accountants, financial, legal and other advisors, investment bankers, underwriters, lenders, and any other representatives of any of these persons and entities), whether individual, class, derivative, representative, legal, equitable or of any other type or in any other capacity against any and all Defendants in the Action, and/or any of their predecessors, successors, families, parent entities, controlling persons, associates, affiliates or subsidiaries and each and all of their respective past, present or future officers, directors, stockholders, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, engineers, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, personal representatives, estates, administrators, predecessors, successors and assigns (collectively, the “Released Persons”) which the Plaintiffs or any member of the Class ever had, now has, or hereafter can, shall or may have by reason of, arising out of, relating to or in connection with the allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions or any other matter, thing or cause whatsoever, or any series thereof, embraced, involved, set forth or otherwise related to the Action, the Merger, or the Merger Agreement, including without limitation any disclosures, nondisclosures or public statements made in connection with any of the foregoing (collectively, the “Released Claims”);

(d)           that Defendants, Plaintiffs and each member of the Class, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under any of them, and each of them, release Plaintiffs and Plaintiffs’ counsel from any and all claims arising out of or relating to their filing and prosecution of the Action, provided that Defendants retain the right to enforce the terms of the Stipulation and the Settlement;

(e)           that the Released Claims contemplated by the Settlement extend to claims that Defendants, Plaintiffs and the Class do not know or suspect to exist at the time of the release, which if known, might have affected the decision to enter into the release or to object or not to object to the Settlement (the “Unknown Claims”).  Defendants, Plaintiffs, and each member of the putative Class shall be deemed to waive, and shall waive and relinquish to the fullest extent permitted by law, any and all provisions, rights and benefits conferred by any law of the United States or any state or territory of the United States, or principle of common law, which governs or limits a person’s release of Unknown Claims; further, that (i) the Plaintiffs, the Class and Defendants shall be deemed to waive, and shall waive and relinquish, to the fullest extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR

(ii)  Plaintiffs, the Class, and Defendants also shall be deemed to waive any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542; and (iii) Plaintiffs, the Class and Defendants acknowledge that members of the Class and/or other Company stockholders may discover facts in addition to or different from those that they now know or believe, to be true with respect to the subject matter of this release, but that it is their intention, as Plaintiffs, the Class and Defendants to fully, finally and forever settle and release any and all claims released hereby known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of such additional or different facts.  Plaintiffs and Defendants acknowledge, and the members of the Class shall be deemed by operation of the entry of a final order and judgment approving the Settlement to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part;

(f)           that each of the Defendants has denied and continues to deny that any of them has committed or threatened to commit, or aided or abetted the commission of, any wrongdoing, violation of law or breaches of any duty of any kind to Plaintiffs in the Action, the Class, or anyone;

(g)           that the Defendants are entering into the Stipulation because the proposed Settlement would eliminate the distraction, burden, risk and expense of further litigation and would fully and finally resolve all Released Claims; and

(h)           the Parties agree that the Action shall be stayed pending Final Approval of the Settlement, and the Parties further agree that they shall cooperate in opposing any subsequently filed similar action and request that it be either dismissed or stayed pending the Final Approval of the Settlement.

7.             The Stipulation and exhibits will also provide that the Defendants acknowledge that Plaintiffs’ counsel have a claim for attorneys’ fees and reimbursement of expenses in this action based upon the benefits that the Settlement has and will provide to Symyx’s public stockholders.  Plaintiffs’ counsel will seek an application for fees, costs and expenses (“Fees and Expenses”), and Defendants presently intend to oppose such an application by Plaintiffs’ counsel, depending upon the amounts sought therein.  Subject to final approval by the Court of the terms of the Stipulation contemplated hereby and subject to Final Approval of the Settlement and a determination of such Fees and Expenses by the Court (unless such Fees and Expenses are agreed to by the Parties prior to the Court’s determination thereof, assuming such Fees and Expenses are then approved by the Court), and subject to the conditions set forth in Paragraph 8, Symyx shall pay Interim Lead Counsel the Fees and Expenses awarded (or approved) by the Court (if any).  Said Payment (if any) shall be made by check or wire to Levi & Korsinsky, LLP to be held in escrow for the benefit of Plaintiffs’ counsel pending exhaustion of any appeals.  The Settlement Agreement will provide that the payment of any amount in settlement of this claim for Fees and Expenses will be made within five (5) days after Final Approval of the Settlement by the Superior Court, subject to Plaintiffs’ counsel’s joint and several obligations to make refunds or repayments to Defendants if, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the Fees and Expenses award is reduced or reversed.  Except as provided herein, Defendants shall bear no other expenses, costs, damages, or fees alleged or incurred by the named Plaintiffs, by any member of the Class, or by any of their attorneys, experts, advisors, agents, or representatives.  Court approval of the Settlement is not in any way conditioned on the Court’s award (or approval) of the Plaintiffs’ counsel’s Fees and Expenses.

8.             Consummation of the Settlement is subject to the following, which the parties to this MOU agree to use their reasonable best efforts to achieve: (a) satisfactory completion of reasonable confirmatory discovery (if any is agreed to by the parties or ordered by this Court) by the Plaintiffs to confirm the fairness and adequacy of the Settlement contemplated herein; (b) drafting by Defendants of a Stipulation of Settlement, and execution of such Stipulation of Settlement by the Parties, and drafting by Plaintiffs of such other documentation as may be required to obtain Final Approval of the Settlement by the Court (“Settlement Documents”) (provided that the Parties comply with their obligation to act in good faith to negotiate and execute such a formal Settlement Documents) within 15 days of completion of confirmatory discovery; (c) consummation of the Merger; (d) satisfaction of any other conditions set forth herein; and (e) Final Approval by the Court of the Settlement and entry of a final order and judgment by the Court (and the exhaustion of possible appeals, if any) dismissing the Action with prejudice on the merits and with each party to bear its own costs (except for the costs set forth in paragraphs 5 and 7 above), and providing for such release language as is contained in the Stipulation of Settlement.  As used herein, “Final Approval” of the Settlement means that the Court has entered an order approving the Settlement and that such order is finally affirmed on appeal or is no longer subject to appeal and the time for any petition for reargument, appeal or review, by certiorari or otherwise, has expired; provided, however, and notwithstanding any provision to the contrary in this MOU, Final Approval shall not include (and the Settlement is expressly not conditioned on) the approval of Fees and Expenses to Plaintiffs’ counsel as provided in Paragraph 7 above, and any appeal related thereto.  Also, the consummation of the Merger shall not be conditioned upon Final Approval of the Settlement.

9.             Subject to prior Court approval of the form of notice, the parties to this MOU will present the Settlement to the Court for hearing and approval as soon as practicable following appropriate notice to the Class members and stockholders and will use their best efforts to obtain expeditiously Final Approval of the settlement and the dismissal of the Action with prejudice.

10.           This MOU shall be null and void and of no force and effect should any of the conditions set forth herein not be met; or should Plaintiffs’ counsel in the Action determine in good faith that, based upon the facts learned subsequent to the execution of this MOU, the proposed Settlement is not fair, reasonable and adequate to Class members.  In such event, the MOU shall not be deemed to prejudice in any way the positions of the Parties with respect to the Action nor to entitle any party to the recovery of costs and expenses incurred to implement this MOU (except as provided in paragraph 5 hereof for the costs of notice of the Settlement).  Notwithstanding the foregoing, neither Plaintiffs nor any member of the Class shall have any right to terminate or withdraw from the Settlement by reason of any Order relating to Fees and Expenses, and the finality of the Settlement shall not be affected by any Order relating to such matters.

11.           The provisions contained in this MOU and all negotiations, discussions and proceedings in connection with this MOU shall not be deemed or constitute a presumption, concession or an admission by any party in the Action of any fault, liability or wrongdoing or lack of any fault, liability or wrongdoing, as to any facts or claims alleged or asserted in the Action, or any other actions or proceedings, and shall not be interpreted, construed, deemed, involved, offered, or received in evidence or otherwise used by any person in the Action or in any other action or proceeding, whether civil, criminal or administrative, except in connection with any proceeding to enforce the terms of this MOU. If the Settlement does not receive Final Approval, the Parties shall revert to their respective litigation positions as if this MOU never existed.

12.           The Parties agree that except as expressly provided herein, the Action shall be stayed with respect to all parties to the Action pending submission of the proposed Settlement to the Court for its consideration, and Plaintiffs will stay, and will not initiate, any other proceedings other than those incident to the Settlement itself.  The Parties also agree to use their reasonable best efforts to prevent, stay or seek dismissal of or oppose entry of any interim or final relief in favor of any member of the Class in any other litigation against any of the parties to this MOU which challenges the Settlement, the Merger or the Merger Agreement or otherwise involves a Released Claim.  Plaintiffs’ counsel agrees that Defendants’ time to answer or otherwise respond to the Complaint or any discovery requests is extended indefinitely.  Plaintiffs’ counsel agrees to submit a stipulation to the Court extending the deadline to respond to the Complaint pending completion of the Stipulation of Settlement and until the Parties submit the Settlement for approval to the Court.

13.           Plaintiffs through their counsel in the Action represent and warrant that none of their claims or causes of action referred to in any complaint in the Action or this MOU have been assigned, encumbered or in any matter transferred in whole or in part, and that Plaintiffs are and have been stockholders of the Company throughout the period covered by the Complaint and this Settlement.

14.           This MOU constitutes the entire agreement among the Parties with respect to the subject matter hereof, and may not be amended, nor any of its provisions waived, except by a writing signed by all of the parties hereto.

15.           This MOU, and all rights and powers granted hereby, shall be binding on and inure to the benefit of the parties hereto (including all members of the Class) and their respective agents, executors, heirs, successors and assigns.

16.           This MOU shall be governed by, and construed in accordance with the laws of the State of Delaware, exclusive of choice of law provisions.

17.           This MOU will be executed by counsel for the Parties, each of whom represents and warrants that they have the authority from their clients to enter this MOU.

18.           This MOU may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.  Signed signature pages of this MOU may be delivered by facsimile, e-mail or PDF transmission, which will constitute complete delivery without any necessity for delivery of originally signed signature pages in order for this to constitute a binding agreement.

COOLEY LLP Gordon C. Atkinson Katherine Ruff James Penning Emily Burns

By:	/s/ Gordon C. Atkinson/ by T.S
Gordon C. Atkinson, Esq. California Bar No. 122471 101 California Street, 5th Floor San Francisco, CA 94111-5800 Telephone: (415) 693-2000 Facsimile: (415) 693-2222

Counsel for Defendants Symyx Technologies, Inc. and the Individual Defendants

PAUL, HASTINGS, JANOFSKY AND WALKER LLP William F. Sullivan Joshua G. Hamilton Peter Y. Cho Kathryn C. Wanner

By:	/s/ William Sullivan
William Sullivan, Esq.
California Bar No. 78353 515 South Flower Street Twenty-fifth Floor Los Angeles, CA 90071 Telephone: (213) 683-6252 Facsimile: (213) 996-3252

Counsel for Defendants Accelrys, Inc. and Alto Acquisition Sub

LEVI & KORSINSKY, LLP

By:	/s/ David E. Bower / JM with permission

David E. Bower (SBN 119546)
600 Corporate Pointe, Suite 1170
Culver City, CA   90230-7600
Tel:  (310) 839-0442
Fax:  (310) 558-3005

LEVI & KORSINSKY, LLP
Eduard Korsinsky
Juan E. Monteverde
30 Broad Street, 15th Floor
New York, NY  10004
Tel: (212) 363-7500
Fax: (212) 363-7171

Counsel for Plaintiff Larry C. Woelfel

BRODSKY & SMITH LLC

By:	/s/ Evan J. Smith /J.M. w. permission
Evan J. Smith (SBN 242352)
Marc Ackerman
9595 Wilshire Boulevard, Suite 900
Beverly Hills, CA 90212
Tel: (310) 300-8425
Fax: (310) 247-0160

Counsel for Plaintiff Phillip Meeks

GLANCY BINKOW & GOLBERG LLP

By:	/s/ Lionel Glancy/ J.M. w. permission
Lionel Z. Glancy (SBN 134180)
Peter A, Binkow (SBN 173848)
1801 Avenue of the Stars, Suite 311
Los Angeles, CA 90067
Tel: (310) 201-9150
Fax: (310) 201-9160

HARWOOD FEFFER LLP

By:	/s/ Matthew Houston/ J.M. w. permission
Mathew M. Houston
488 Madison Avenue, 8th Floor
New York, NY 10022
Tel: (212) 935-7400
Fax: (212) 753-3630

Counsel for Plaintiff Alfred S. Joseph

Exhibit A

Form 8-K Attached Hereto